Exhibit 10.8

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (“Agreement”) is made this 28th day of April, 2006, by and between EVANS & SUTHERLAND COMPUTER CORPORATION, headquartered at 600 Komas Drive, Salt Lake City, UT  84108 (“Debtor”), and FIRST KEYSTONE BANK (“Bank”), at 22 West State Street, Media, Pennsylvania, 19063.

WHEREAS, SPITZ, INC., a Delaware corporation, (hereinafter referred to as “Borrower”) has requested that Bank extend a line of credit facility to Borrower in the maximum principal sum of up to Three Million Dollars ($3,000,000.00) (hereinafter the “Loan”); and

WHEREAS, the Bank desires to extend credit to Borrower under certain terms and conditions; and

WHEREAS, as a condition of the extension of credit to Borrower, Bank requires that the obligation of Borrower under the Loan be secured by, inter alia, that certain guaranty and suretyship agreement of Debtor executed and delivered to Bank even date herewith (hereinafter referred to as the “Guaranty”); and

WHEREAS, as a condition of the extension of credit to Borrower, Bank requires that the obligations of Debtor under the Guaranty be secured by, inter alia and all of the issued and outstanding shares of stock in SPITZ, INC.; and

WHEREAS, Debtor is the owner of all of the issued and outstanding shares of stock in SPITZ, INC.; and

WHEREAS, the extension of credit from Bank to Borrower is to be evidenced and secured by, inter alia, (i) Borrower’s Line of Credit Note in the original principal sum of up to Three Million Dollars ($3,000,000.00) (the “Line of Credit Note”), (ii) an Open-End Mortgage and Security Agreement in the original principal sum of up to Three Million Dollars ($3,000,000.00) (the “Mortgage”) encumbering the premises known as Route 1, Chadds Ford Township, Delaware County, Pennsylvania,  being Folio No. 04-00-00034-02 ; (iii) a first lien security interest in personal property of Borrower, including without limitation all accounts, inventory and equipment of Borrower, to be evidenced by a Security Agreement of even date herewith, (iv) the Guaranty, and (v) this Agreement.

NOW THEREFORE, in consideration of the foregoing and in order to induce Bank to advance credit to Borrower and in consideration thereof and for other good and valuable considerations, receipt of which is hereby acknowledged, and intending to be legally bound hereby the parties hereto agree as follows:

JONES, STROHM & GUTHRIE	10 Beatty Road
A Professional Corporation	Media, Pennsylvania 19063
Attorneys At Law	Telephone (610) 565-7100
Fax (610) 565-7180

(1)                                 Definitions. When used herein, the following terms shall have the following meanings:

(A)                               “Note” shall mean the Line of Credit Note and any promissory note of Borrower evidencing any loan or advance made by the Bank to Borrower.

(B)                               “Liabilities” shall mean: (i) all debts and obligations of Borrower under any Note, including without limitation new obligations arising after any original debt is extinguished together with any renewals, extensions, replacements or modifications thereof; (ii) all debts and obligations of Debtor hereunder and under the Guaranty, together with any renewals,  extensions, replacements or modifications thereof; (iii) all other debts and obligations of Borrower to Bank, its successors and assigns, of every kind and description, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due; (iv) the performance by Debtor of Debtor’s obligations under this Agreement and all agreements, warranties, representation and covenants set forth in any loan agreement(s), instrument(s) and document(s) executed and/or delivered in conjunction herewith; and (v) the cost of curing any default hereunder that Bank elects to cure on the Debtor’s behalf.

(D)                               “Collateral” shall mean and include (i) the securities listed on Exhibit “A” attached hereto and made a part hereof, and all rights and privileges of any nature pertaining thereto, including, without limitation, all securities and additional securities receivable in respect of or in exchange, replacement or substitution for such securities, all rights to purchase, acquire or subscribe for securities incident to or arising from ownership of such securities, all cash, interest, stock and other dividends or distributions paid or payable on such securities, and all certificates, books and records pertaining to the foregoing, including, without limitation, all stock record and transfer books, (ii) any and all other securities hereafter pledged by Debtor to Bank to secure Debtor’s Obligations, and all rights and privileges of any nature pertaining thereto, including, without limitation, all securities and additional securities receivable in respect of or in exchange, replacement or substitution for such securities, all rights to purchase, acquire or subscribe for securities incident to or arising from ownership of such securities, all cash, interest, stock and other dividends or distributions paid or payable on such securities, and all certificates, books and records pertaining to the foregoing, including, without limitation, all stock record and stock transfer books, and (iii) any and all Proceeds of the foregoing.

(E)                                 “Proceeds” shall have the meaning given to that term in the Code and shall include without limitation whatever is received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether cash or non-cash, and includes without limitation proceeds of insurance payable by reason of loss of or damage to Collateral and all dividends or other income from such property, collections thereon or distributions with respect thereto.

(F)                                 “Code” shall mean the Uniform Commercial Code as in effect on the date of this Agreement and as amended from time to time, of the state or states having jurisdiction with respect to all or any portion of the Collateral from time to time.

(2)                                 Security Interest. As security for the payment of all Liabilities, Debtor hereby assigns, grants and conveys to Bank a continuing first priority security interest and lien in and to all of the Collateral.

(3)                                 Delivery of Certificates, etc. Upon execution and delivery of this Agreement, Debtor shall have delivered to and deposited with Bank in pledge, any and all stock certificates and any other instruments evidencing the Collateral, together with irrevocable stock powers executed in blank by Debtor in form and substance acceptable to Bank.

(4)                                 Debtor’s Representations. The Debtor represents and warrants that:

(A)                               Debtor is the sole record, legal and beneficial owner of and has good and marketable title to the Collateral;

(B)                               the Collateral was validly issued, fully paid and nonassessable;

(C)                               the Collateral is not encumbered nor subject to restrictions on transfer or resale or other dispositions in any manner (other than applicable federal and state securities laws);

(D)                               the Debtor has the unqualified right and power to grant a security interest in the Collateral without the consent of any other party;

(E)                                 this Agreement constitutes a legal, valid and binding obligation of Debtor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors= rights generally;

(F)                                 the execution, delivery and performance of this Agreement will not violate any provision of any requirement of law or contractual obligation of Debtor and will not result in the creation or imposition of any lien on any of the properties or revenues of Debtor pursuant to any requirement of the law or contractual obligation, except as contemplated hereby;

(G)                               there is no shareholders agreement among the shareholders of SPITZ, INC., as of the date hereof, and the consent of SPITZ, INC. is not required in connection with the execution, delivery and performance of this Agreement;

(H)                               no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any creditor of Debtor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

(I)                                    no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of Debtor, threatened by or against Debtor or against any of its properties or revenues, or any of the transactions contemplated hereby;

(J)                                 Debtor is the record and beneficial owner of, and has good and marketable title to, the Collateral, free of any and all liens or options in favor of, or claims of, any other person, except the lien created by this Agreement;

(K)                               collectively, the shares pledged as Collateral hereunder represent one hundred percent (100%) of the capital stock of SPITZ, INC. issued and outstanding as of the date hereof, and no other right or option to acquire any shares of capital stock of SPITZ, INC. exists;

(L)                                upon delivery of the Collateral to Bank, together with appropriate stock powers executed in blank, the lien granted pursuant to this Agreement will constitute a valid, perfected first priority lien on the Collateral, enforceable as such against all creditors of Debtor and any persons purporting to purchase any of the Collateral from Debtor; and

(M)                             Debtor has the power and authority to execute and deliver this Agreement and to pledge the Collateral hereunder.

(5)                                 Covenants. Debtor covenants and agrees with Bank that, from and after the date of this Agreement so long as any of the Liabilities remain outstanding:

(A)                               Without the prior written consent of Bank, Debtor will not (i) vote to enable, or take any other action to permit, any issuer of the Collateral to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of the issuer; (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral; or (iii) create, incur or permit to exist any lien or option in favor of, or any interest therein, except for the lien provided for by this Agreement. Debtor, at its sole expense, will defend the right, title and interest of Bank in and to the Collateral against the claims and demands of all persons.

(B)                               At any time and from time to time, upon the written request of Bank, and at the sole expense of Debtor, Debtor will promptly and duly execute and deliver such further instruments, documents and powers of attorney and take such further actions as Bank may, in its reasonable discretion, deem necessary or advisable for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, Bank’s first priority perfected security interest in the Collateral. Bank is hereby irrevocably appointed attorney-in-fact of Debtor to do all acts and things which Bank, in its sole discretion, may deem necessary or advisable to obtain and preserve its first priority perfected security interest in the Collateral.

(6)                                 Bank’s Acknowledgment and Duties. The Bank agrees to hold the Collateral subject to the terms of this Agreement, and, except as hereinafter provided, the Bank shall not in any way encumber or otherwise dispose of the Collateral.

(7)                                 Payment of the Liabilities. Upon payment in full of the Liabilities, and satisfaction of all Notes, the Bank shall deliver all of the Collateral which it is then holding to the party granting the security interest in such Collateral, and this Agreement shall terminate upon such delivery.

(8)                                 Transfer Upon Corporate Books. Upon the occurrence and during the continuance of an Event of Default, the Bank its successors and/or assigns may cause the Collateral pledged hereunder to be transferred upon the books of the Corporation or other entity issuing the Collateral in such manner as the Bank its successors or assigns may determine, and there shall be full authority in such Corporation or other entity to make such transfers. To facilitate the Bank’s exercise of its rights hereunder, Debtor has caused to be executed irrevocable stock powers in favor of the Bank.

(9)                                 Stock Dividends, Options, or other Adjustments. If, during the term of this Agreement, any stock dividends, reclassifications, adjustments, or other changes are made in the capital structure of the corporation or other entity issuing the Collateral or any portion thereof, whether it is a reorganization, recapitalization, share split-up, combination of shares, merger, transfer, or consolidation, all new, additional, or substituted shares for securities of whatever class, issued with respect to the Collateral by reason of such, shall be delivered to the Bank immediately after issuance. The Bank shall hold the shares or securities so issued as the Collateral under the terms of this Agreement. If, during the term of this Agreement, warrants, options, or other rights with respect to the Collateral are issued to Debtor and if Debtor exercises any such warrant, option, or right, all new stock securities received upon exercise shall be delivered to the Bank immediately after they are issued. Such new stock or securities shall be held by the Bank as Collateral under the terms of this Agreement.

(10)                          Discharge of Debtor’s Obligations. At its option, the Bank may, without notice to Debtor, (a) discharge any taxes, liens, security interests, or other encumbrances levied or placed on the Collateral; and (b) pay for the maintenance and preservation of the Collateral; or (c) pay for insurance on the Collateral. The amount of such payments, plus any and all fees, costs, expenses, of whatever kind and nature, which the Bank may incur in connection therewith, shall, at the Bank’s option, be reimbursed by the Debtor on demand, with interest thereon at the rate of ten (10%) percent per annum from the date paid, or added to the Liabilities secured hereby.

(11)                          Events of Default. Each of the following shall constitute an event of default by Debtor (“Event of Default”) hereunder:

(A)                               The breach or failure to perform by the Debtor of any covenant, promise, condition, obligation, or liability contained or referred to herein, which breach or failure to perform was not the result of the affirmative action of Debtor and is susceptible to cure, remains uncured for a period of thirty (30) days from Bank’s notice to Debtor of such breach or failure to perform;

(B)                               The failure to cure an event of default under any Note prior to the expiration of any applicable cure period;

(C)                               Proof being made that any representation, statement, or warranty made or furnished in any manner to the Bank by or on behalf of the Debtor in connection with this Agreement was false in any material respect when made or furnished;

(D)                               Sale of any of the Collateral;

(E)                                 Any proceeding under the Bankruptcy Act or under any law of the United States or of any state relating to insolvency, receivership, reorganization, or debt adjustment is instituted by Debtor or Borrower or if such proceeding is instituted against Debtor or Borrower and is consented to by Debtor or Borrower or remains undismissed for sixty (60) days, or if Debtor or Borrower is adjudicated a bankrupt, or a trust or receiver is appointed for any substantial part of Debtor’s or Borrower’s property, or if Debtor or Borrower makes an assignment for the benefit of creditors, or becomes insolvent; and

(F)                                 The failure to cure any Event of Default under any obligation of Debtor to Bank or under any agreement between Debtor and Bank prior to the expiration of any applicable cure period.

(12)                          Remedies.

(A)                               If an Event of Default shall occur, Bank or its nominee may: (i) at any time after such default, at its option, declare the Liabilities to be immediately due and payable; and/or (ii) exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to Debtor’s and/or Borrower’s Liabilities, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Bank, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Debtor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived to the fullest extent permitted by law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof and/or may forthwith sell, deliver the Collateral, or any part thereof (or contract to do any of the foregoing) in one or more parcels, at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of Bank or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future deliver without assumption of any credit risk. Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Debtor, which right or equity is hereby waived or released. Bank shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recover, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral, or in any way relating to the foregoing or the rights of Bank hereunder, including, without limitation, reasonable attorneys’ fees and disbursements of counsel to Bank, to the payment in whole or in part of Debtor’s and/or Borrower’s Liabilities, in such order as Bank may elect, and only after such application and after the payment of Bank of any other amount required by any provision of law, need Bank account for the surplus, if any, to Debtor. To the extent permitted by applicable law, Debtor waives all claims, damages and demands it may acquire against Bank arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper, if given at least 10 days before such sale or other disposition. Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Liabilities and the fees and disbursements of any attorneys employed by Bank to collect such deficiency. Debtor further waives, to the fullest extent permitted by law, and agrees not to assert any rights or privileges which it may acquire under the Code.

(B)                               Debtor recognizes that Bank may be unable to effect a public sale of the Collateral, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Bank shall not be under any obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the federal Securities Act of 1933, as amended, or under applicable state securities laws, even if the issuer would agree to do so.

(C)                               Debtor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Paragraph 12 valid and binding and in compliance with any and all other applicable requirements of law. Debtor further agrees that a breach of any of the covenants contained in this Paragraph 12 will cause irreparable injury to Bank, that Bank has no adequate remedy at law in respect to such breach and, as a consequence, that each and every covenant contained in this Paragraph 12 shall be specifically enforceable against Debtor, and Debtor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

(13)                          Voting Rights; Dividends; etc.

(A)                               So long as no Event of Default shall have occurred:

(i)                                    Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that Debtor shall not exercise and shall refrain from exercising any right if such action or inaction would reasonably be likely to have a material adverse effect on the value of the Collateral or any part thereof; and provided, further, that Debtor shall give Bank at least five (5) business days written notice of the manner in which it intends to exercise, and the reasons therefor, or the reasons for refraining from exercising, any such right;

(ii)                                Any and all instruments and other property (other than cash dividends) received, receivable or otherwise distributed in respect of, or in exchange for, any of the Collateral, shall be, and shall be forthwith delivered to Bank to hold as part of the Collateral and shall, if received by Debtor, be received in trust for the benefit of Bank, be segregated from the other property or funds of Debtor, and be forthwith delivered to Bank as Collateral in the same form as so received (with any necessary endorsement); and

(iii)                            Bank shall execute and deliver (or cause to be executed and delivered) to Debtor all such proxies and other instruments as Debtor may reasonably request for the purpose of enabling Debtor to exercise the voting and other rights which it is entitled to exercise pursuant to subparagraph (i) above.

(B)                               Upon the occurrence of an Event of Default hereunder:

(i)                                    All rights of Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph 13(A)(i) shall cease, and all such rights shall, upon notice by Bank to Debtor, become vested in Bank who shall thereupon have the sole right to exercise such voting and other consensual rights and the sole right to receive and hold as Collateral such dividends and apply them to payment of Debtor’s Obligations; and

(ii) All dividends which are received by Debtor contrary to the provisions of subparagraph (i) of this paragraph 13 (B) shall be received in trust for the benefit of Bank, shall be segregated from other funds of Debtor and shall be forthwith paid over to Bank as Collateral in the same form as so received (with any necessary endorsement).

(14)                          Additional Security. As additional security for the Liabilities, the Bank shall have a lien, in the amount of the Liabilities, on the right, title, and interest of the Debtor in any other property now or hereafter in the possession of the Bank and also upon the balance of any deposit account of the Debtor with the Bank at any time existing and the Bank, in its discretion, may resort to such property subject to this Agreement or to such deposit account, at such time or in such order as the Bank may determine.

(15)                          Waiver.

(A)                               The Bank shall not be liable for failure to demand or present for payment or otherwise, protest, give notice of protest, or nonpayment or other notice or for failure to sue for any Collateral secured hereunder, but the Bank shall give credit only for what it actually collects or receives on account thereof; and the Bank shall not be required to examine into the validity of or to exchange or to collect on any Collateral subject to this Agreement or to take any action necessary to hold any corporation, issuer or other parties liable on the Collateral; and diligence in looking after, preserving, or acting with respect to the Collateral or collecting the same is hereby waived by all parties hereto.

(B)                               The Bank shall not be deemed to have waived or modified any of the Bank’s rights hereunder, or under any other writing signed by the Debtor unless such waiver or modification be in writing and signed by an officer of the Bank, and then such waiver or modification shall be effective only for the period and under the terms and conditions as are specifically set forth therein. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right. No waiver of any default on one occasion shall operate as a waiver of any other default or of the same default on a future or different occasion. All of the Bank’s rights and remedies, whether evidenced hereby or by any other writing, shall be cumulative and may be exercised from time to time singularly or concurrently.

(16)                          Entire Agreement. This Agreement embodies the entire Agreement and understanding between the parties with respect to the subject matter hereof.

(17)                          Amendment. This Agreement may be changed or amended only by instrument in writing signed by the party against which enforcement is sought.

(18)                          Severability. This Agreement may be executed in several counterparts, each of which is an original, but all of which shall constitute one instrument. In the event any provision of this Agreement shall be held to be invalid or unenforceable, in full or in part, neither the validity nor the enforceability of the remainder of this Agreement shall be affected in any way.

(19)                          Miscellaneous.

(A)                               When used herein, the male gender shall include the female, and the singular shall include the plural and vice versa where appropriate.

(B)                               The Debtor and the Bank hereby irrevocably waive their respective rights to trial by jury in any and all actions in which the Debtor and Bank are parties arising at any time during the term of this Agreement.

(C)                               This Agreement has been delivered at Media, Pennsylvania, and shall be governed by the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Witness:		DEBTOR:

EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah Corporation

/s/ Analisa Marquardt	BY:	/s/ David Bateman
Witness

/s/ Analisa Marquardt	ATTEST:	/s/ Lance Sessions
Witness
[Corporate Seal]

BANK:
FIRST KEYSTONE BANK

	BY:	/s/ Robert Latshaw

EXHIBIT “A”

ALL THE SHARES AND STOCK IN:

SPITZ, INC., a Delaware Corporation.